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                                                                       EXHIBIT 8


                                                               December 10, 2004

Re:        Masco Corporation Form S-4 Registration Statement

Masco Corporation
21001 Van Born Road
Taylor, MI  48180

Ladies and Gentlemen:

         We have acted as special tax counsel for Masco Corporation (the "COMPANY") in connection with the registration of $1,874,978,000 of the Company's Zero Coupon Convertible Senior Notes, Series B Due 2031 (the "NOTES") and 34,383,159 shares of Company Common Stock, $1.00 par value, that may be issued upon conversion of the Notes. We hereby confirm our opinion set forth under the caption "Material United States Tax Consequences" in the preliminary prospectus that is part of the Registration Statement on Form S-4 (the "REGISTRATION STATEMENT"), in which this opinion is included as Exhibit 8, filed by the Company with the Securities and Exchange Commission.

         We hereby consent to the filing of this opinion as Exhibit 8 to the Registration Statement and to the use of our name therein. The issuance of such a consent does not concede that we are an "Expert" for the purposes of the Securities Act of 1933.

                                           Very truly yours,




                                           By:       /s/ Davis Polk & Wardwell